                                                                      Exhibit 11
                         VARLEN CORPORATION AND SUBSIDIARIES
                          COMPUTATION OF PER SHARE EARNINGS
                        (Thousands, Except Per Share Amounts)

Primary Earnings Per Share:                                                 For The Year Ended
---------------------------                                         ----------------------------------
                                                                      1/31/97     1/31/96     1/31/95
                                                                    ----------  ----------  ----------
Net earnings                                                        $   17,857  $   19,609  $   14,762
                                                                    ----------  ----------  ----------
                                                                    ----------  ----------  ----------
Computation of the Weighted Average Number of
  Shares Outstanding as Used in the Primary
  Earnings Per Share Computation:

  Weighted average number of shares outstanding                          5,785       5,920       5,873

  Shares assumed issued under the treasury
    stock method                                                           238         221         191
                                                                    ----------  ----------  ----------

Weighted average number of shares outstanding, as adjusted               6,023       6,141       6,064
                                                                    ----------  ----------  ----------
                                                                    ----------  ----------  ----------

Primary Earnings Per Share                                          $     2.96   $    3.19   $    2.44
                                                                    ----------  ----------  ----------
                                                                    ----------  ----------  ----------

Fully Diluted Earnings Per Share:
--------------------------------

Reconciliation of net earnings per the consolidated financial statements to the amount used for the fully diluted computation:

  Net earnings                                                      $   17,857  $   19,609  $   14,762

  Add interest on 6 1/2% convertible subordinated
    debentures, net of income tax effects                                2,736       2,736       2,736
                                                                    ----------  ----------  ----------

Net earnings, as adjusted                                           $   20,593  $   22,345  $   17,498
                                                                    ----------  ----------  ----------
                                                                    ----------  ----------  ----------

Computation of the Weighted Average Number of
  Shares Outstanding as Used in the Fully
  Diluted Earnings Per Share Computation:

  Weighted average number of shares outstanding                          5,785       5,920       5,873

  Shares assumed issued under the treasury
    stock method                                                           239         225         209

  Shares issuable from assumed exercise of
    6 1/2% convertible subordinated debentures                           3,054       3,054       3,054
                                                                    ----------  ----------  ----------

Weighted average number of shares outstanding, as adjusted               9,078       9,199       9,136
                                                                    ----------  ----------  ----------
                                                                    ----------  ----------  ----------

Fully Diluted Earnings Per Share                                    $     2.27  $     2.43  $     1.92
                                                                    ----------  ----------  ----------
                                                                    ----------  ----------  ----------

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